WILMER HALE
                                60 State Street
                                Boston, MA  02109






April 30, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20002
Re: Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of The Wright Managed Income Trust (the "Trust")
     File Nos. 2-81915; 811-3668 ("PEA no. 38")


Dear Gentlemen:

Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the filing of its opinion and consent of counsel on tax matters, dated December 8, 2006, with the Securities and Exchange Commission on April 30, 2007, as exhibit no. (i)(3) to PEA no. 38 to the Trust's registration statement on Form N-1A.

This consent may not be used for any purpose other than as set forth above without our further consent.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By:   /s/ Timothy F. Silva
     ---------------------------
      Timothy F. Silva, Partner